UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2012

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 25, 2012, GT Advanced Technologies Inc. (the “Company”), its U.S. operating subsidiary (the “U.S. Borrower”) and its Hong Kong subsidiary (the “Hong Kong Borrower”) requested and received approval for increases in the term loan for the U.S. Borrower in an aggregate amount equal to $5 million (the “Incremental Term Loan”) pursuant to that certain credit agreement (the “Credit Agreement”), by and among the Company, the U.S. Borrower, the Hong Kong Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer (“Bank of America”) that was entered into on January 31, 2012.

As a result of the Incremental Term Loan, as well as additional incremental term loans entered into between June 15, 2012 and June 21, 2012 in an aggregate amount of $65 million (such additional incremental term loans were previously reported on a Current Report on Form 8-K on June 21, 2012), the aggregate term loan under the Credit Agreement was increased from $75 million to $145 million, all of which was borrowed by the U.S. Borrower.

All of the material terms and conditions related to the Incremental Term Loan were identical to the terms and conditions that apply to the existing term loan issued on January 31, 2012 under the Credit Agreement, including the final maturity date of January 30, 2016 and the interest rate, which in each case is equal to, at the option of the U.S. Borrower, Bank of America’s prime rate plus a margin of 2.00% or LIBOR plus a margin of 3.00%.  The Incremental Term Loan amortizes at the same times, and in proportional amounts, as the existing term facility, commencing with the first amortization payment under both term facilities being made in June 2012.

The Incremental Term Loan was entered into pursuant to a Supplement No. 3 (the “Supplement”) to the Joinder to the Credit Agreement between the Company, the U.S. Borrower, the Hong Kong Borrower, the lenders party thereto and Bank of America, as administrative agent.  Such Supplement was dated as of June 25, 2012.

The foregoing descriptions of the Supplement are not meant to be exhaustive and are qualified in their entirety by the Credit Agreement (previously filed on a Current Report on Form 8-K on February 3, 2012) and the Joinder (previously filed on a Current Report on Form 8-K on June 21, 2012), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1

Incremental Joinder Supplement No. 3 by and between the Company, the U.S. Borrower, the Hong Kong Borrower, the lenders party thereto and Bank of America, as administrative agent, dated as of June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ HOIL KIM
Date: June 28, 2012	Hoil Kim
Vice President, Chief Administrative Officer and General Counsel